Exhibit 99.1

FOR IMMEDIATE RELEASE

Approved By:

John C. Hertig (763) 577-2242

Chief Executive Officer

Enpath Medical, Inc.

Contacts:	Investors EVC Group Doug Sherk (415) 896-6820 Jennifer Beugelmans (415) 896-6820

June 1, 2006

Enpath Medical Plans Facility Consolidation

Long-Term Lease Signed for 95,000 Square Feet at Plymouth Site

MINNEAPOLIS—Enpath Medical, Inc. (NASDAQ: NPTH) announced today that it has entered into a ten- year lease for 95,000 square feet of space at 2300 Berkshire Lane in Plymouth, Minnesota. The Company intends to take occupancy on July 1, 2006 to commence build-out activities and to move its operations in early January 2007. Enpath currently operates two separate facilities in Plymouth and in Bloomington, Minnesota that will be consolidated into the new location.

“This facility will enable us to gain significant efficiencies by incorporating world class quality and manufacturing methodologies into the facility design and operation,” said John C. Hertig, Chief Executive Officer. “In addition, expanding our space from less than 70,000 square feet today to 95,000 square feet will enable expansion for the double digit organic growth that we are anticipating over the next several years. As a supplier to other medical device companies, we believe it is critical that we have the ability to incorporate efficient lean manufacturing techniques within our operations while providing capacity to grow with our customers’ needs.”

About Enpath Medical

Enpath Medical, Inc., headquartered in Plymouth, Minnesota, is a leader in the design, development, manufacture and marketing of percutaneous delivery systems and stimulation leads technologies. Its proprietary products include venous vessel introducers, articulating and fixed curve delivery catheters, epicardial and endocardial stimulation leads, and other products for use in pacemaker, defibrillator, catheter and infusion port procedures as well as neuromodulation markets. Its products, which are primarily finished goods, are sold worldwide through partnering relationships with other medical device companies.

Safe Harbor

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by some statements made herein. All forward-looking statements involve risks and uncertainties. A number of factors that could cause results to differ materially are discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, as well as in our quarterly reports on Form 10-Q and Current Reports on Form     8-K. Among the factors that could cause results to differ materially are the following: the ability of Enpath to complete the integration of the Stimulation Lead operations acquired in October 2003; Enpath’s dependence upon a limited number of key customers for its revenue; the ability of Enpath and its distribution partner to successfully introduce the Myopore Rx steroid epicardial lead and the Fastac Flex epicardial lead delivery tool; the ability of Enpath’s customers to successfully develop and market therapies that utilize the Company’s advanced delivery systems; Enpath’s dependence upon licensing agreements with third parties for the technology underlying some of its products; Enpath’s ability to effectively manufacture its products, including steerable catheters, the Myopore Rx steroid lead and the Fastac Flex delivery device, in anticipated required quantities; Enpath’s ability to develop or acquire new products to increase its revenues; Enpath’s ability to attract and retain key personnel; introduction of competitive products; Enpath’s ability to successfully protect its intellectual property against misappropriation or claims of infringement by third parties; government regulatory matters; economic conditions; and Enpath’s ability to raise capital. All forward-looking statements of Enpath, whether written or oral, and whether made by or on behalf of Enpath, are expressly qualified by these cautionary statements. In addition, Enpath disclaims any obligation to update forward-looking statements to reflect events or circumstances after the date hereof.